Exhibit 99.1

SEQUOIA MORTGAGE TRUST 2011-1

Written Direction of Securities Administrator to Trustee to Adopt Plan of Liquidation

November 25, 2015

Citibank, N.A., as Trustee

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention: Client Manager – Sequoia Mortgage Trust 2011-1

Pursuant to Section 7.03(a)(i) of that certain Amended and Restated Pooling and Servicing Agreement, dated as of January 1, 2014 by and among Sequoia Residential Funding, Inc., as depositor, Citibank, N.A., as securities administrator (the “Securities Administrator”), Wells Fargo Bank, N.A., as master servicer, and Citibank, N.A., as trustee (the “Trustee”), the undersigned Securities Administrator hereby directs the Trustee to adopt the plan of liquidation in the form attached hereto.

CITIBANK, N.A., as Securities Administrator

/s/ Karen Schluter

Name: Karen Schluter

Title: Vice President